UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 29, 2013 (March 25, 2013)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on October 29, 2012, First Place Financial Corp. (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 6, 2013, the Company filed a “Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a)” with the Bankruptcy Court. On March 25, 2013, the Bankruptcy Court granted the Company’s motion (the “Conversion Order”) converting the proceeding to a case under Chapter 7 of the Bankruptcy Code, effective as of March 25, 2013 (the “Conversion Date”).

Pursuant to the Conversion Order and in accordance with the Federal Rules of Bankruptcy Procedure, the Company is required to (i) turn over to the designated Chapter 7 Trustee all records and property of the estate under the Company’s custody and control, (ii) within fourteen (14) days after the Conversion Date, file a schedule of unpaid debts incurred after commencement of the bankruptcy proceeding through the Conversion Date, and (iii) within thirty (30) days after the Conversion Date, file and transmit a final report and account to the Office of the United States Trustee. The Company expects that no funds will be available for distribution to the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Order Approving Debtor’s Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a) entered by the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 29, 2013	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

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